Exhibit 10.3

Execution version

AMENDMENT NO. 1 TO

AMENDED AND RESTATED AREA OF MUTUAL INTEREST

AND MIDSTREAM EXCLUSIVITY AGREEMENT

This Amendment No. 1 to Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of May 20, 2015 (this “Amendment”), is entered into by and among PennTex NLA Holdings, LLC, a Delaware limited liability company (“PTX”), MRD WHR LA Midstream LLC, a Delaware limited liability company (“MRD”), MRD Operating LLC, a Delaware limited liability company (“MRD Operating”), and PennTex North Louisiana, LLC, a Delaware limited liability company (“JV”). PTX, MRD, MRD Operating and JV are each referred to herein as a “Party,” and collectively as, the “Parties.” Defined terms used but not defined herein have the meaning given to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of April 14, 2015 (the “Agreement”), in order to (i) establish an area of mutual interest covering the lands lying within the AMI and (ii) grant certain exclusivity rights to provide Midstream Services for Hydrocarbons produced by MRD Operating from AMI Interests; and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section II.F(xiv) thereof as set forth herein.

NOW THEREFORE, in consideration of the premises of this Amendment and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment and Restatement of Section II.B(iv). Section II.B(iv) of the Agreement is hereby amended and restated in its entirety as follows:

“(iv) If MRD Operating dedicates Hydrocarbons produced from AMI Interests to JV for the provision of Midstream Services, the provision of such Midstream Services requires Other Operations and JV proposes to proceed with such Other Operations, then JV shall prepare, in good faith, a budget setting forth the projected capital expenditures associated with such Other Operations, and MRD Operating and JV shall, in good faith, attempt to agree on the commercial terms for such Other Operations based on such projected capital expenditures budget. For the avoidance of doubt, such use of good faith efforts shall include good faith efforts to agree on terms that are “market,” meaning commonly accepted between parties for similar projects. If MRD Operating and JV agree on the commercial terms and enter into a definitive agreement with respect to such commercial terms, JV shall proceed with the Other Operations. Notwithstanding anything in this Agreement to the contrary, if JV proceeds with the construction of facilities pursuant to this Section II.B(iv) and if such facilities are not available at the time MRD Operating is ready to deliver Hydrocarbons to such facilities, then JV’s exclusive rights to provide the Midstream Services applicable to such Other Operations, and in the Hydrocarbons attributable thereto, shall be automatically released, on a temporary basis, from the dedication herein without any further action on any Person’s part, until such time as such facilities are available.”

2. Amendment and Restatement of Section II.B(v). Section II.B(v) of the Agreement is hereby amended and restated in its entirety as follows:

“(v) If (x) MRD Operating dedicates Hydrocarbons produced from AMI Interests to JV for the provision of Midstream Services, (y) the provision of such Midstream Services requires Other Operations, and (z) JV does not elect to proceed with such Other Operations, then JV’s exclusive rights to provide such Midstream Services, and in the Hydrocarbons attributable thereto, shall be automatically released from the dedication herein without any further action on any Person’s part. If JV does not provide MRD Operating a budget for Other Operations in accordance with Section II.B(iv) within sixty (60) days of MRD Operating’s request for such Other Operations, JV shall be deemed to have elected to not proceed with such Other Operations.”

3. Amendment and Restatement of Section II.B(vi). Section II.B(vi) of the Agreement is hereby amended and restated in its entirety as follows:

“(vi) [reserved].”

4. Amendment and Restatement of Section II.C. Section II.C of the Agreement is hereby amended and restated in its entirety as follows with respect to the period from and after the date of this Amendment:

“(C) Exclusivitv Regarding the Provision of Midstream Services. MRD Operating and PTX, and each of their respective Subsidiaries, shall not invest in, provide services to, receive any consideration in respect of, or otherwise engage in, contract for, or conduct any Midstream Services in the AMI, except (i) Other Operations by and through JV or any of its Subsidiaries in accordance with Section II.B(iv) and Section II.B(v) hereof, (ii) as provided in the Pipeline Agreements or this Agreement and (iii) any agreement executed by MRD Operating after the Effective Date for the provision of Midstream Services on an interruptible and/or uncommitted basis for Hydrocarbons released from the dedication of this Agreement in accordance with Section II.B or pursuant to one or more Pipeline Agreements.”

5. Governing Law. This Amendment shall be govered, interpreted and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.

6. Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Any signature delivered by a Party by facsimile transmission or electronically shall be deemed an original signature.

7. Integration with Agreement. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date first written above.

PennTex NLA Holdings, LLC

By:	/s/ Robert O. Bond
Name:	Robert O. Bond
Title:	Chief Operating Officer

MRD WHR LA Midstream LLC

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Manager

MRD Operating LLC

By:	Memorial Resource Development Corp., its sole member

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Senior Vice President

PennTex North Louisiana, LLC

By:	/s/ Robert O. Bond
Name:	Robert O. Bond
Title:	Chief Operating Officer

[Signature Page to Amendment No. 1 to Amended and Restated AMI and Exclusivity Agreement]